UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011 (May 12, 2011)

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (212) 871-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Duff & Phelps Corporation (the “Company”) held its annual meeting of stockholders on May 12, 2011.  Holders of Class A Common Stock and Class B Common Stock voted together as a single class on all matters presented at the meeting.  Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.           A proposal to elect seven (7) directors to serve until the next annual meeting of stockholders.

Nominee	For	Withheld	Broker Non-Votes

Noah Gottdiener	33,929,597	975,206	-
Robert M. Belke	34,545,012	359,791	-
Peter W. Calamari	34,539,711	365,092	-
William R. Carapezzi	31,464,578	3,440,225	-
Harvey M. Krueger	34,809,116	95,687	-
Sander M. Levy	34,544,512	360,291	-
Jeffrey D. Lovell	34,814,672	90,131	-
Total:	-	-	2,011,329

2.           An advisory vote on executive compensation.

Voted For	Voted Against	Abstentions	Broker Non-Votes

29,899,675	3,613,359	1,391,769	2,011,329

3.	An advisory vote on the frequency of stockholder advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain

13,981,390	501,208	19,034,705	1,387,500

In light of the voting results with respect to the frequency of stockholder votes on executive compensation, the Company currently intends to hold an advisory vote on executive compensation every three years, until the next stockholder advisory vote on the frequency of the advisory vote to approve executive compensation.

4.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Voted For	Voted Against	Abstentions

36,912,044	3,504	584

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

Dated: May 16, 2011	By:	/s/ Edward S. Forman
Name: Edward S. Forman
Title: Executive Vice President, General Counsel and Secretary